                                                                Exhibit 10.11(i)

                                  $100,000,000



                                CREDIT AGREEMENT


                                  dated as of


                                  May 13, 1993


                                     among


                             The Timberland Company


                            The Banks Listed Herein


                                      and


                   Morgan Guaranty Trust Company of New York,
                            as Administrative Agent

                               TABLE OF CONTENTS*

                                                             Page
                                  ARTICLE I                  ----
                                 DEFINITIONS

SECTION 1.01     Definitions                                     1
        1.02     Accounting Terms and Determinations            19
        1.03     Types of Borrowings                            19


                                 ARTICLE II
                                THE CREDITS

SECTION 2.01     Commitments to Lend                            20
        2.02     Notice of Committed Borrowings                 20
        2.03     Money Market Borrowings                        21
        2.04     Notice to Banks; Funding of Loans              24
_________________________

            *The Table of Contents is not a part of this Agreement.

        2.05     Notes                                          25
        2.06     Maturity of Loans                              26
        2.07     Method of Electing Interest Rates              26
        2.08     Interest Rates                                 28
        2.09     Facility Fees                                  32
        2.10     Mandatory Termination or
                   Reduction of Commitments                     32
        2.11     Optional Termination or
                   Reduction of Commitments                     32
        2.12     Optional Prepayments                           33
        2.13     Mandatory Prepayments                          33
        2.14     General Provisions as to Payments              34
        2.15     Funding Losses                                 35
        2.16     Computation of Interest and Fees               35
        2.17     Judgment Currency                              35
        2.18     Foreign Subsidiary Costs                       36


                                  ARTICLE III
                                  ACCEPTANCES

SECTION 3.01     Additional Definitions                         37
        3.02     Commitments to Create Acceptances              39
        3.03     Method of Drawing                              39
        3.04     Payment of Acceptance Obligations              42
        3.05     Conditions to Drawings                         42
        3.06     Representations and Warranties
                   with Respect to Acceptances                  43
        3.07     Default; Mandatory Prepayment                  44
        3.08     Amendments and Waivers                         45
        3.09     Extension of Acceptance Facility
                   Termination Date                             45


                                ARTICLE IV
                                CONDITIONS

SECTION 4.01     Closing                                        45
        4.02     Borrowings                                     46
        4.03     First Borrowing by Each
                   Eligible Subsidiary                          47


                                ARTICLE V
                      REPRESENTATIONS AND WARRANTIES
                              OF THE COMPANY

SECTION 5.01     Corporate Existence and Power                  48
        5.02     Corporate and Governmental

                   Authorization; No Contravention              48
        5.03     Binding Effect                                 48
        5.04     Financial Information                          48
        5.05     Litigation                                     49
        5.06     Compliance with ERISA                          49
        5.07     Environmental Matters                          49
        5.08     Taxes                                          50
        5.09     Subsidiaries                                   50
        5.10     Not an Investment Company                      50
        5.11     Full Disclosure                                50


                                   ARTICLE VI
                                   COVENANTS

SECTION 6.01     Information                                    51
        6.02     Payment of Obligations                         54
        6.03     Maintenance of Property; Insurance             54
        6.04     Conduct of Business and
                   Maintenance of Existence                     54
        6.05     Compliance with Laws                           55
        6.06     Inspection of Property,
                   Books and Records                            55
        6.07     Fixed Charge Coverage Ratio                    55
        6.08     Debt                                           55
        6.09     Minimum Consolidated Tangible
                   Net Worth                                    57
        6.10     Restricted Payments                            57
        6.11     Investments                                    58
        6.12     Maintenance of Ownership of
                   Subsidiaries                                 58
        6.13     Negative Pledge                                59
        6.14     Consolidations, Mergers and
                   Sales of Assets                              60
        6.15     No Prepayment of Note
                   Agreement Debt                               60
        6.16     Transactions With Affiliates                   60
        6.17     Use of Proceeds                                61


                                  ARTICLE VII
                                    DEFAULTS

SECTION 7.01     Events of Default                              61
        7.02     Notice of Default                              64


                                  ARTICLE VIII
                            THE Administrative Agent

SECTION 8.01     Appointment and Authorization                  64
        8.02     Administrative Agent and Affiliates.           65
        8.03     Action by Administrative Agent                 65
        8.04     Consultation with Experts                      65
        8.05     Liability of Administrative Agent              65
        8.06     Indemnification                                66
        8.07     Credit Decision                                66
        8.08     Successor Administrative Agent                 66
        8.09     Administrative Agent's Fee                     67


                                   ARTICLE IX
                            CHANGE IN CIRCUMSTANCES

SECTION 9.01     Basis for Determining Interest
                   Rate Inadequate or Unfair                    67
        9.02     Illegality                                     68
        9.03     Increased Cost and Reduced Return              68
        9.04     Taxes                                          70
        9.05     Base Rate Loans Substituted for
                   Affected Fixed Rate Loans
                   and Acceptances                              72
        9.06     HLT Classification                             73



                                   ARTICLE X
                         REPRESENTATIONS AND WARRANTIES
                            OF ELIGIBLE SUBSIDIARIES

SECTION 10.01  Corporate Existence and Power                    74
        10.02  Corporate and Governmental
                 Authorization; Contravention                   74
        10.03  Binding Effect                                   74
        10.04  Taxes                                            74


                                ARTICLE XI
                                 GUARANTY

SECTION 11.01  The Guaranty                                     75
        11.02  Guaranty Unconditional                           75
        11.03  Discharge Only Upon Payment
                 In Full; Reinstatement In
                 Certain Circumstances                          76
        11.04  Waiver by the Company                            76
        11.05  Subrogation                                      76
        11.06  Stay of Acceleration                             77

                                  ARTICLE XII
                                 MISCELLANEOUS

SECTION 12.01  Notices                                          77
        12.02  No Waivers                                       77
        12.03  Expenses; Documentary Taxes;
                 Indemnification                                78
        12.04  Sharing of Set-Offs                              78
        12.05  Amendments and Waivers                           79
        12.06  Successors and Assigns                           79
        12.07  Collateral                                       81
        12.08  Confidentiality                                  81
        12.09  Governing Law; Submission to
                 Jurisdiction                                   82
        12.10  Counterparts; Integration;
                 Effectiveness                                  82
        12.11  Waiver of Jury Trial                             82


Schedule I -    Existing Debt and Liens

Schedule II -   Subsidiaries

Schedule III -  Approved Foreign Distributors

Exhibit A -     Note

Exhibit B -     Notice of Committed Borrowing

Exhibit C -     Money Market Quote Invitation

Exhibit D -     Money Market Quote

Exhibit E -     Form of Draft

Exhibit F -     Opinion of Counsel for the Company

Exhibit G -     Opinion of Special Counsel for the
                   Administrative Agent

Exhibit H -     Form of Election to Participate

Exhibit I -     Form of Election to Terminate

Exhibit J -     Opinion of Counsel for the Borrower

Exhibit K -     Form of Assignment and Assumption Agreement

Exhibit L -     Form of Request for Extension of
                   Acceptance Facility Termination Date



                                CREDIT AGREEMENT


        AGREEMENT dated as of May 13, 1993 among THE TIMBERLAND COMPANY, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

        WHEREAS, the Company wishes to be able to borrow or cause eligible subsidiaries to borrow under its guaranty up to $100,000,000 on a revolving credit basis or through the creation and discounting of acceptances; and

        WHEREAS, the Banks are willing to make such loans and create and discount such acceptances, all on the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Acceptance" has the meaning set forth in Section 3.01.

          "Acceptance Obligation" has the meaning set forth in Section 3.01.

        "Additional Permitted Long-Term Debt" means Permitted Long-Term Debt other than the first $20,000,000 aggregate principal amount of Permitted Long-Term Debt incurred by the Company and its Subsidiaries and any refinancings, extensions or renewals thereof.

          "Adjusted CD Rate" has the meaning set forth in Section 2.08(b).

          "Adjusted Interbank Offered Rate" has the meaning set forth in
Section 2.08(c).

          "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or
(ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.08(b).

          "Assets Component" means, at any date, an amount equal to the sum of

          (i) 85% of the aggregate amount of Eligible Receivables at such date,

          (ii) 60% of the aggregate amount of footwear inventories at such date that (A) are current or next season inventories (determined on a basis consistent with the Company's existing inventory accounting system) and (B) were or would have been identified as finished goods in the notes to the consolidated financial statements referred to in
          Section 5.04(a) (the "Financial Statement Notes"),

          (iii) 30% of the aggregate amount of apparel inventories at such date that (A) are current or next season inventories (determined on basis consistent with the Company's existing inventory accounting system) and (B) were or would have been identified as finished goods in the Financial Statement Notes, and

          (iv) 20% of the aggregate amount of inventories at such date that were or would have been identified as raw materials in the Financial Statement Notes;

PROVIDED that the sum of the amounts determined pursuant to clauses (ii), (iii) and (iv) above shall not exceed the amount determined pursuant to clause (i) above (i.e., the portion of the Assets Component attributable to inventories shall not exceed 50% of the Assets Component).

          "Assignee" has the meaning set forth in Section 12.06(c).

          "Available Amount" means, on any day, the lesser of (i) the aggregate amount of the Commitments on such day and (ii) the Borrowing Base for such day.

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 12.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Committed Loan which bears interest at a rate determined on the basis of the Base Rate pursuant to the applicable Notice of Committed

Borrowing or Notice of Interest Rate Election or the provisions of
Article IX or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Borrowing Base" means, for any day, an amount equal to (i) the Assets Component set forth in the certificate that, as of the date two days prior to such day, was most recently required to be delivered pursuant to
Section 6.01(e) LESS (ii) the sum of (A) the Specified Reduction for such day,
(B) 50% of the aggregate principal amount of Permitted Long-Term Debt incurred on or after the Effective Date and outstanding on such day, to the extent that such aggregate principal amount does not exceed $20,000,000, (C) 100% of the aggregate principal amount of Permitted Long-Term Debt incurred on or after the Effective Date and outstanding on such day, to the extent that such aggregate principal amount exceeds $20,000,000 and (D) the aggregate principal amount of Permitted Short-Term Debt outstanding on such day.

          "Calculation Period" means, with respect to any day, the period of four consecutive fiscal quarters of the Company ending on the last day of the fiscal quarter of the Company next preceding the fiscal quarter of the Company most recently ended on or prior to such day.

          "CD Base Rate" has the meaning set forth in Section 2.08(b).

          "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

          "CD Margin" has the meaning set forth in Section 2.08(b).

          "CD Rate" means a rate of interest determined pursuant to Section 2.08(b) on the basis of an Adjusted CD Rate.

          "CD Reference Banks" means ABN AMRO Bank N.V., The First National Bank of Boston and Morgan Guaranty Trust Company of New York.

          "Closing Date" means the date on or after the Effective Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 4.01.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.10 and 2.11.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from each such subdivision, as the case may be.

          "Company" means The Timberland Company, a Delaware corporation, and its successors.

          "Company's 1992 Form 10-K" means the Company's annual report on Form 10-K for 1992 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBITR" means, for any period, the sum of (i) consolidated net income of the Company and its Consolidated Subsidiaries for such period PLUS (ii) to the extent deducted in determining such consolidated net income, the sum of (A) Consolidated Interest Expense, (B) Consolidated Rental Expense and (C) consolidated taxes of the Company and its Consolidated Subsidiaries for such period.

          "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

          "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries (without giving effect to any write-ups or write-downs resulting from foreign currency translations after December 31, 1992) as of such date.

          "Consolidated Rental Expense" means, for any period, the rental expense of the Company and its Consolidated Subsidiaries (other than with respect to capital leases) determined on a consolidated basis for such period.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the consolidated Intangible Assets of the Company and its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such Consolidated Net Worth) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1992 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii)
all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, whether drawn or undrawn, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Boston are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans"  means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.08(b).

          "Draft" has the meaning set forth in Section 3.01.

          "Drawing" has the meaning set forth in Section 3.01.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 12.10.

          "Election to Participate" means an Election to Participate substantially in the form of Exhibit H hereto.

          "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit I hereto.

          "Eligible Receivables" means, at any date, the aggregate of the unpaid portions at such date of assets ("Receivables") which were or would have been included as accounts receivable on the consolidated balance sheet referred to in Section 5.04(a), net of any credits, rebates, offsets or other adjustments to such Receivables owed to any of the account debtors from which such Receivables are due and also net of any commissions payable to third parties which are adjustments to such Receivables, and excluding the following (determined without duplication):

               (a) any Receivable as to which there is any unresolved dispute with the account debtor (including any offset or counterclaim by the account debtor), but only to the extent of such dispute,

               (b) (i) any Receivable which, at the date of the original issuance of the invoice therefor, was payable more than 90 days (or, in the case of a Receivable that represents the purchase price of boots sold by the Company or any of its Subsidiaries, 270 days) from such date or (ii) any Receivable which remains unpaid more than 60 days after the due date for payment specified at the time of the original issuance of the invoice therefor,

               (c) unless in any of the following cases the relevant account debtor has previously been approved by the Required Banks (through the Administrative Agent) as an eligible account debtor for purposes of this Agreement, all Receivables due from any account debtor (i) which is a distributor organized outside the United States of America or whose principal place of business is located outside the United
          States of America, unless (A) such Receivable is insured under policies of insurance issued by insurance companies with an A.M. Best policyholders ratings of not less than B+, but only to the extent of such insurance and less any deductible or similar amount, (B) to the extent, but only to the extent, such Receivable is fully backed by a letter of credit, in form and substance satisfactory to the Required Banks and issued by
        (1) a Bank, (2) a bank or other Person the long-term senior unsecured debt of which is rated A or higher by Standard & Poor's Corporation or A or higher by Moody's Investor Service, Inc. and is not rated lower than A by Standard & Poor's Corporation or A by Moody's Investor Service, Inc., or (3) a bank or other Person that is reasonably satisfactory to the Required Banks or (C) such distributor is listed on
        Schedule III hereto, (ii) which is a Subsidiary or Affiliate, (iii) which is the subject of bankruptcy, insolvency or similar proceedings,
        (iv) which the Required Banks (through the Administrative Agent) have notified the Company does not have a satisfactory credit standing (as reasonably determined in good faith by the Required Banks), or (v) that, at the time such Receivable arose, was not in compliance with the credit guidelines, standards and procedures of the Company as in effect on the date hereof.

          "Eligible Subsidiary" means any Wholly-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

          "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.08(c).

          "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.08(c) on the basis of an Adjusted Interbank Offered Rate.

          "Euro-Dollar Reference Banks" means the principal London offices of ABN AMRO Bank N.V., The First National Bank of Boston and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.08(c).

          "Event of Default" has the meaning set forth in Section 7.01.

          "Existing Credit Agreement" means the Credit Agreement dated as of October 4, 1991 among the Company, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York and The First National Bank of Boston, as Co-Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent, as the same shall have been amended, modified or supplemented as of the date hereof.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITR for such period to (ii) the sum of (A) Consolidated Interest Expense for such period, (B) Consolidated Rental Expense for such period and
(C) dividends on preferred stock of the Company and its Consolidated Subsidiaries for such period (other than any such dividends paid to the Company or its Consolidated Subsidiaries).

          "Fixed Rate Loans" means CD Loans, Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 9.01(a)) or any combination of the foregoing.

          "Group of Loans" means at any time a group of Committed Loans to the same Borrower consisting of (i) all such Committed Loans which are Base Rate Loans at such time or (ii) all such Committed Loans which are Fixed Rate Loans having the same Interest Period at such time; PROVIDED that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 9.02 or 9.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydro-carbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnitee" has the meaning set forth in Section 12.03.

"Interbank Offered Rate" has the meaning set forth in Section 2.08(c).

          "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two or three months thereafter, as the Borrower may elect in the applicable notice; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar
          Business Day falls in another calendar
          month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60 or 90 days thereafter, as the Borrower may elect in the applicable notice; PROVIDED that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than 15 days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Interbank Offered Rate pursuant to
Section 2.03.

          "Level I Status" exists on any date if (i) the Fixed Charge Coverage Ratio for the Calculation Period with respect to such date is greater than 3.5 to 1.0 and (ii) the Leverage Ratio as of the last day of each fiscal quarter included in the Calculation Period with respect to such date is less than 0.75 to 1.0.

          "Level II Status" exists on any date if (i) Level I Status does not exist, (ii) the Fixed Charge Coverage Ratio for the Calculation Period with respect to such date is greater than 3.2 to 1.0 and (iii) the Leverage Ratio as of the last day of each fiscal quarter included in the Calculation Period with respect to such date is less than 0.85 to 1.0.

          "Level III Status" exists on any date if neither Level I Status nor Level II Status exists.

          "Leverage Ratio" means, for any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated Net Worth on such date.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "Material Debt" means Debt (other than the Notes or the Acceptance Obligations) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(c).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; PROVIDED that any Bank may from time to time by notice to the Company and the

Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 9.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(c).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Note Agreement" has the meaning set forth in Section 6.15.

          "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made by it, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(d)).

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.07(a).

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 12.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Long-Term Debt" means Debt (other than Debt permitted under Section 6.08(b)) of the Company or any of its Subsidiaries that (i) does not mature or have any required sinking fund or other required payments of principal (other than (i) principal and interest on a standard mortgage basis for mortgages with terms, at the time such mortgages are entered into, of greater than 15 years and (ii) the principal component of rental payments with respect to not more than $5,000,000 of capitalized leases, the terms of which are not, at the time such leases are entered into, less than five years), any mandatory redemptions or redemptions at the option of the holder thereof or any required increases in the rate of interest payable with respect thereto, in any such case prior to the first anniversary of the Termination Date or (ii) consists of conventional construction loans incurred to finance the construction of real property improvements of the Company and its Subsidiaries.

          "Permitted Short-Term Debt" means Debt (other than Loans or Acceptances or Debt permitted under Section 6.08(h)) of the Company or any of its Subsidiaries having a maturity, at the time such Debt is incurred, of not more than one year from the date such Debt is incurred.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having more than 50% of the Total Aggregate Exposure.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment (other than payments for the repurchase of shares of the Company's common stock from employees or former employees of the Company or any of its Subsidiaries pursuant to the 1987 Employee Stock Purchase Plan, the 1991 Employee Stock Purchase Plan or the 1987 Employee Stock Option Plan, in each case as in effect on the date hereof (or any successor plans with substantially similar provisions), in an aggregate amount not to exceed the proceeds received by the Company after the date hereof of sales of shares of the Company's common stock to employees of the Company and its Subsidiaries) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

          "Specified Reduction" means, for any day, (i) if such day occurs in 1993, $35,000,000, (ii) if such day occurs in 1994, $40,000,000 and (iii) if such day occurs in 1995, $45,000,000.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Swartz Family" means Sidney W. Swartz, his estate, his spouse, his lineal descendants, trusts established for his, her or their benefit, the Swartz Family Charitable Trust and The Sidney W. Swartz 1982 Family Trust.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and not rated lower than A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, (x) any office located in the United States of (A) any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $100,000,000 or (B) any Bank or (y) in the case of Investments made by a Subsidiary of the Company whose principal place of business is located outside the United States, any office located outside the United States of (A) any bank or trust company the long-term unsecured senior debt of which is rated AA or higher by Standard & Poor's Corporation or Aa or higher by Moody's Investors Service, Inc. and is not rated lower than AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc. or (B) any Bank, (iv) money market funds which invest only in securities described in clauses (i), (ii) and (iii)(x) above or (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; PROVIDED in each case that such Investment matures within one year from the date of acquisition thereof by the Company or a Subsidiary.

          "Termination Date" means March 29, 1996 or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.


          "Total Aggregate Exposure" means, at any time, the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate outstanding face amount of all Acceptances then outstanding less the aggregate face amount of all Acceptances as to which Acceptance Obligations have been paid or prepaid pursuant to Section 2.13, 3.04, 3.07 or 9.06.

          "Total Committed Exposure" means, with respect to any Bank at any time, the sum of (i) the aggregate outstanding principal amount of all Committed Loans made by such Bank and (ii) the aggregate outstanding face amount of all Acceptances then outstanding created by such Bank less the aggregate face amount of all such Acceptances as to which Acceptance Obligations have been paid or prepaid pursuant to Section 2.13, 3.04, 3.07 or 9.06.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and, in the case of The Outdoor Footwear Company, shares of non-voting common stock of The Outdoor Footwear Company issued to employees thereof under arrangements consistent with past practice) are at the time directly or indirectly owned by the Company.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Company notifies the

Administrative Agent that the Company wishes to amend any covenant in
Article VI to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend
Article VI for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

          SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article IX) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).



                                   ARTICLE II

                                  THE CREDITS


          SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this Section from time to time before the Termination Date in amounts such that such Bank's Total Committed Exposure shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of (i) $500,000 or any larger multiple of $100,000, in the case of a Base Rate Borrowing, and (ii) $1,000,000 or any larger multiple of $100,000, in the case of a Fixed Rate Borrowing (except that any such

Borrowing may be in the aggregate amount available in accordance with Section 4.02(c) and (d)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.12, and reborrow at any time before the Termination Date under this Section. The Commitments shall terminate on the Termination Date.

          SECTION 2.02. Notice of Committed Borrowings. The applicable Borrower shall give the Administrative Agent notice, substantially in the form of Exhibit B hereto (a "Notice of Committed Borrowing"), not later than 11:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (ii)  the aggregate amount of such Borrowing,

        (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, at a CD Rate or at a Euro-Dollar Rate, and

         (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

        (b) Invitation for Money Market Quotes. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto so as to be received no later than 11:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Invitation for Money Market Quotes for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $1,000,000 or a larger multiple of $100,000, PROVIDED that the sum of the aggregate principal amount of all Money Market Loans outstanding and the aggregate principal amount of all Permitted Short-Term Debt outstanding shall at no time exceed $25,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Invitation for Money Market Quotes. No Invitation for Money Market Quotes shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Invitation for Money Market Quotes.

         (c) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (c) and must be submitted to the Borrower by telex or facsimile transmission at its offices specified in or pursuant to
Section 12.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Invitation for Money Market Quotes for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective). Subject to Articles IV and VII, any Money Market Quote so made shall be irrevocable except with the written consent of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A) the proposed date of Borrowing, which shall be the proposed date of Borrowing set forth in the corresponding Invitation for Money Market Quotes,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $500,000 or a larger multiple of $100,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (c)(ii),

          (B)  contains qualifying, conditional or similar language,

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes, or

          (D)  arrives after the time set forth in subsection (c)(i).

          (d) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Invitation for Money Market Quotes for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify each Bank from which it has received a Money Market Quote of its acceptance or non-acceptance of the offers contained in such Money Market Quote; provided that if the Borrower shall have failed to give such notice to any such Bank with respect to any Money Market Quote at or prior to such time, the offers contained in such Money Market Quote shall be deemed to have been rejected by such Borrower. In the case of acceptance, such notice (a "Notice of Money Market Borrowing"), a copy of which shall be sent by telex or telecopy to the Administrative Agent, shall specify the aggregate principal amount of offers for each Interest Period that are accepted from each Bank. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Invitation for Money Market Quotes,

         (ii) the principal amount of each Money Market Borrowing must be $1,000,000 or a larger multiple of $100,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be,

         (iv) immediately after the making of the Money Market Loans to be made pursuant to all accepted Money Market Quotes, the sum of the aggregate principal amount of all Money Market Loans outstanding and the aggregate principal amount of all Permitted Short-Term Debt outstanding shall not exceed $25,000,000, and

          (v) the Borrower may not accept any offer that is described in subsection (c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (e) Allocation by Borrower. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000, as the Borrower may deem appropriate) in proportion to the aggregate principal amounts of such offers.

          SECTION 2.04.  Notice to Banks; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share, if any, of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:30 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 12.01. Unless the Administrative Agent determines that any applicable condition specified in
Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

           (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the applicable Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.08 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely
Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 4.01(a) or 4.03(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

          (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Borrowing. Thereafter, the applicable Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article IX), as follows:

          (i) if such Loans are Base Rate Loans, the applicable Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

         (ii) if such Loans are CD Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

         (iii) if such Loans are Euro-Dollar Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such Notice is to be effective (unless all of the relevant Loans are to be converted to or continued as Domestic Loans, in which case such Notice shall be delivered to the Administrative Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are (x) in the case of any portion that is to be converted to or continued as Fixed Rate Loans, at least $1,000,000 and (y) in the case of any portion that is to be converted to or continued as Base Rate Loans, at least $500,000 and (iii) no more than one of such portions is not a multiple of $100,000.

          (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such Notice applies;

         (ii) the date on which the conversion or continuation selected in such Notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

         (iii) if the Loans comprising such Group are to be converted, the new type of Loans and if, after such conversion, such Loans are to be Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the applicable Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such Notice shall not thereafter be revocable by the Company or the applicable Borrower. If the applicable Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          SECTION 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Fixed Rate Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

        (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof.
Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan at the date such payment was due and
(ii) the rate applicable to Base Rate Loans for such day.

          "CD Margin" means, for any day, (i) if Level I Status exists on such day, 5/8 of 1%, (ii) if Level II Status exists on such day, 3/4 of 1% and (iii) if Level III Status exists on such day, 7/8 of 1%.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
         ACDR   =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
          DRP   =  Domestic Reserve Percentage
          AR    =  Assessment Rate
     __________

     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

        "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. # 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof.

          "Euro-Dollar Margin" means, for any day, (i) if Level I Status exists on such day, 1/2 of 1%, (ii) if Level II Status exists on such day, 5/8 of 1% and (iii) if Level III Status exists on such day, 3/4 of 1%.

          The "Adjusted Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London or, in the case of any Reference Bank that does not accept interbank deposits in London, New York interbank market at approximately 11:00 A.M. (London or New York time, as the case may be) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

        (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London or, in the case of any Reference Bank that does not accept interbank deposits in London, New York interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
9.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of the Euro-Dollar Margin for such day plus the Adjusted Interbank Offered Rate applicable to such Loan at the date such payment was due.

          (e) Subject to Section 9.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Interbank Offered Rate for such Interest Period (determined in accordance with
 Section 2.08(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks by facsimile transmission, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 9.01 shall apply.

          SECTION 2.09. Facility Fees. The Company shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments (or, for any day on or after the date upon which the Commitments shall have terminated in their entirety, in proportion to the daily average of the sum of the aggregate outstanding principal amount of their Loans and the aggregate face amounts of their Acceptances) a facility fee at the rate of 3/8 of 1% per annum. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including such Termination Date or earlier date of termination to but excluding the date the Loans and the Acceptance Obligations with respect to the Acceptances shall be repaid in their entirety, on the daily average of the sum of the aggregate outstanding principal amount of the Loans and the aggregate face amounts of the Acceptances. Accrued fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans and the Acceptance Obligations with respect to all Acceptances shall be repaid in their entirety.

          SECTION 2.10.  Mandatory Termination or Reduction of Commitments.
(a) The Commitments shall terminate in their entirety on the Termination Date.

          (b) Upon the incurrence by the Company or any of its Subsidiaries of any Additional Permitted Long-Term Debt, the Commitments of the several Banks shall be reduced ratably by an aggregate amount equal to the aggregate principal amount of the Additional Permitted Long-Term Debt so incurred.

          SECTION 2.11. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Acceptance Obligations are outstanding at such time, or (ii) ratably reduce the Commitments from time to time by an aggregate amount of at least $5,000,000 so long as, immediately after any such reduction (A) the Total Aggregate Exposure shall not exceed the Available Amount and (B) for each Bank, the Total Committed Exposure of such Bank shall not exceed such Bank's Commitment.

          SECTION 2.12. Optional Prepayments. (a) Any Borrower may, upon notice to the Administrative Agent (i) not later than 11:30 A.M. (New York City time) on the date of prepayment, in the case of a Group of Base Rate Loans of such Borrower (or any Money Market Borrowing of such

Borrower bearing interest at the Base Rate pursuant to Section 9.01(a)), (ii) at least two Domestic Business Days prior to the date of prepayment, in the case of a Group of CD Loans of such Borrower and (iii) at least three Euro-Dollar Business Days prior to the date of prepayment, in the case of a Group of Euro-Dollar Loans of such Borrower, prepay a Group of Loans of such Borrower in whole at any time, or from time to time in part in amounts aggregating (x) $500,000 or any larger multiple of $100,000, in the case of a Group of Base Rate Loans or such a Money Market Borrowing or (y) $1,000,000 or a larger multiple of $100,000, in the case of a Group of CD Loans or Euro-Dollar Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b)  Except as provided in subsection (a) above, Section 2.13 or
Article VII or IX, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such prepayment and such notice shall not thereafter be revocable by the applicable Borrower.

          SECTION 2.13. Mandatory Prepayments. (a) If the Total Aggregate Exposure on any day shall exceed the Available Amount for such day, the Borrowers shall prepay Committed Loans (together with interest accrued thereon) or Acceptance Obligations (and, if, but only if, after all Committed Loans and Acceptance Obligations shall have been prepaid, the Total Aggregate Exposure shall continue to exceed such Available Amount, Money Market Loans) to the extent necessary to cause the Total Aggregate Exposure immediately after such prepayment to be less than or equal to such Available Amount.

        (b) Each prepayment of Loans or Acceptance Obligations required by this Section 2.13 shall be made with respect to such Group or Groups of Loans, such Drawing or Drawings and (subject to the limitations set forth in subsection (a) above) such Money Market Borrowing or Borrowings as the Borrowers may specify by notice to the Administrative Agent at or before the time of such prepayment and shall be applied to prepay Loans comprising each such Group of Loans, Acceptance Obligations related to each such Drawing or Loans comprising each such Money Market Borrowing pro rata; PROVIDED that (i) subject to the limitations set forth in subsection (a) above, the Borrowers shall specify Groups of Loans, Drawings and Money Market Borrowings for prepayment so as to minimize the amounts payable by the Borrowers pursuant to Section 2.15 with respect to such prepayment and (ii) if no such timely specification is given by the Borrowers, such prepayment shall be allocated first to Base Rate Loans, if any, second to such Group or Groups of Fixed Rate Loans or such Drawing or Drawings as the Administrative Agent may determine, until all such Groups of Fixed Rate Loans and all such Drawings shall have been repaid in full, and third to such Money Market Borrowing or Borrowings as the Administrative Agent may determine.

          SECTION 2.14. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of Acceptance Obligations and fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 12.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of Acceptance Obligations or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.15. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article II, VII or IX or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.08(d), or if a Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.12(b), or if a Borrower fails to make a Drawing after notice thereof has been given to any Bank in accordance with Section 3.03, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan or Acceptance), including (without limitation) any such loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, PROVIDED that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.16. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.17. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Drafts or Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency at the Administrative Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder or under any Draft or Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such deficiency, and if the amount of dollars so purchased exceeds (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 12.04, such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

          SECTION 2.18. Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to or creating any Acceptance for an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Administrative Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (b) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (a) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.



                                  ARTICLE III

                                  ACCEPTANCES


          SECTION 3.01. ADDITIONAL DEFINITIONS. The following terms, as used throughout this Agreement, have the following meanings:

          "Acceptance" means a Draft drawn on a Bank and accepted by such Bank as provided in Section 3.03.

          "Acceptance Commission" means, with respect to each Acceptance, an amount determined pursuant to the following formula:

                    DA x ACR
         AC     =   ----------
                    1.00 + ACR

         AC     =  Acceptance Commission
         DA     =  Discounted Amount
         ACR    =  Acceptance Commission Rate

          "Acceptance Commission Rate" means, with respect to each Acceptance, the product of (i) the Annualized Acceptance Commission Rate with respect to such Acceptance and (ii) the Annualization Fraction for such Acceptance.

          "Acceptance Date" means any date on which Drafts are accepted by the Banks in accordance with Section 3.03.

          "Acceptance Facility Termination Date" means March 29, 1995, or any later date to which the Acceptance Facility

Termination Date shall have been extended pursuant to Section 3.09.

          "Acceptance Obligation" means the Borrower's obligation pursuant to
Section 3.04 to pay an accepting Bank the face amount of an Acceptance created by such Bank at the maturity of such Acceptance or to pay such Bank at an earlier date, pursuant to Section 2.13, 3.07 or 9.06, an amount equal to the face amount of such Acceptance less the applicable Prepayment Discount.

          "Annualization Fraction" means, with respect to each Acceptance, a fraction the numerator of which shall be the actual number of days from and including the applicable Acceptance Date to and including the maturity date of such Acceptance and the denominator of which shall be 360.

          "Annualized Acceptance Commission Rate" means, with respect to each Acceptance, the Euro-Dollar Margin for the Acceptance Date with respect to such Acceptance.

          "Discount" means, with respect to each Acceptance, an amount equal to the product of (i) the applicable Discount Rate, (ii) the face amount of such Acceptance and (iii) the applicable Annualization Fraction.

          "Discount Rate" means, with respect to each Acceptance, the discount rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such of the rates per annum bid by the Banks as shall have been received by 9:30 A.M. (New York City time) on the date of the applicable Drawing for purchases by them of Eligible Acceptances which are created by them in approximately the face amount of and with the same maturity as such Acceptance.

          "Discounted Amount" means, with respect to each Acceptance, the face amount of such Acceptance less the Discount with respect to such Acceptance.

          "Draft" means a draft drawn on a Bank by the Borrower pursuant to a Notice of Drawing during the Drawing Availability Period.

          "Drawing" means the creation of Acceptances and the simultaneous discounting of such Acceptances at the same time by the Banks, severally, in the manner provided for in Section 3.03.

          "Drawing Availability Period" means the period from the date hereof to and including the day which is 30 days before the Acceptance Facility Termination Date.

          "Eligible Acceptances" mean bankers' acceptances of the type described in paragraph 7 of Section 13 of the Federal Reserve Act and eligible for purchase by Federal Reserve Banks.

          "Notice of Drawing" has the meaning set forth in Section 3.03.

          "Prepayment Discount" means, with respect to each Acceptance Obligation, an amount equal to the product of (i) the face amount of the related Acceptance, (ii) the applicable Prepayment Discount Rate and (iii) a fraction the numerator of which shall be the actual number of days from and including the date on which such Acceptance Obligation becomes due pursuant to
Section 2.13, 3.07 or 9.06 to and including the maturity date of the related Acceptance and the denominator of which shall be 360.

          "Prepayment Discount Rate" means, with respect to each Acceptance Obligation, the sum of (i) the Annualized Acceptance Commission Rate with respect to the relevant Acceptance and (ii) the lesser of (A) the discount rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum bid by the Banks at 10:00 A.M. (New York City time) or as soon thereafter as practicable on the date on which such Acceptance Obligation becomes due pursuant to Section 2.13, 3.07 or 9.06 for sales by them of Eligible Acceptances which are created by them in approximately the face amount of and with the same remaining term to maturity as the relevant Acceptance and (B) the Discount Rate applicable to the relevant Acceptance.

          SECTION 3.02. COMMITMENTS TO CREATE ACCEPTANCES. During the Drawing Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to accept and discount Drafts drawn upon such Bank by the Company or any Eligible Subsidiary; provided that (i) each resulting Acceptance is an Eligible Acceptance, (ii) immediately after each such Acceptance is so discounted, such Bank's Total Committed Exposure will not exceed its Commitment and (iii) immediately after each such Acceptance is so discounted, the aggregate face amount of all Acceptances then outstanding less the aggregate face amount of all such Acceptances as to which the Borrower has theretofore paid or repaid Acceptance Obligations pursuant to Section 2.12 or 3.04 does not exceed $15,000,000. Each Drawing under this Section 3.02 shall be in the aggregate face amount of at least $1,000,000 or any larger multiple of $100,000 and shall be made from the several Banks ratably in proportion to their respective Commitments.

          SECTION 3.03. Method of Drawing. (a) The applicable Borrower shall give the Administrative Agent notice (a "Notice of Drawing") at least three Domestic Business Days before each Drawing, specifying:

          (i) the date of such Drawing (the "Acceptance Date"), which shall be a Domestic Business Day,

         (ii) the aggregate face amount of the Drafts to be drawn (which shall be denominated in United States dollars) in connection with such Drawing,

        (iii) the maturity date of such Drafts, which shall be a Domestic Business Day not less than 30 nor more than 180 days after the Acceptance Date and no later than the Acceptance Facility Termination Date,

         (iv)  the following information:

               A.  the type of goods being financed,

               B. the name of the country (or city and state, in the case of a domestic shipment) from which the goods have been shipped or are to be shipped,

               C. the name of the country (or city and state, in the case of a domestic shipment) of the destination of the goods,

               D.  the shipment date for the goods being shipped, and

               E.  the aggregate amount of the invoice for such shipment, and

          (v) such additional information as the Administrative Agent or any Bank may reasonably request.

          (b) Upon receipt of a Notice of Drawing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of the aggregate face amount of Drafts to be drawn in connection with such Drawing. Such Notice of Drawing shall not thereafter be revocable by any Borrower. Promptly after 9:30 A.M. on the date of each Drawing, the Administrative Agent shall determine and notify each Bank of the Discount applicable to the Acceptance created hereunder. Each Bank agrees to use its best efforts to furnish quotations to the Administrative Agent. If any Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant Discount on the basis of the quotation or quotations by the remaining Bank or Banks.

          (c) Not later than 12:00 Noon (New York City time) on the date of each Drawing, each Bank shall

          (i) prepare a Draft or Drafts, substantially in the form of Exhibit E hereto, dated the Acceptance Date, in an aggregate face amount equal to such Bank's ratable share of the aggregate face amount of Drafts to be drawn in connection with such Drawing and with the maturity date specified by the applicable Borrower in its Notice of Drawing,

         (ii) accept such Draft or Drafts, determine the Discount applicable to the Acceptance or Acceptances created thereby and discount such Acceptance or Acceptances at the face amount thereof less the applicable Discount,

        (iii) subtract from the proceeds of discounting such Acceptance or Acceptances the applicable Acceptance Commission, and

         (iv) make available to the Administrative Agent at its address specified in or pursuant to Section 12.01, in Federal or other funds immediately available in New York City, an amount equal to the result obtained in clause (iii) above.

Unless the Administrative Agent determines that any applicable condition specified in Section 3.05 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the applicable Borrower at the Administrative Agent's aforesaid address.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of a Drawing that such Bank will not accept and discount Drafts in connection with such Drawing, the Administrative Agent shall be entitled to assume that such Bank will accept and discount Drafts in connection with such Drawing and, in reliance on such assumption, the Administrative Agent may make an amount corresponding to the amount such Bank is to make available pursuant to subsection (c) above (such Bank's "share" of such Drawing) available to the applicable Borrower for the account of such Bank. If the Administrative Agent makes such corresponding amount available to the applicable Borrower and such Bank does not in fact make its share of such Drawing available on such date, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank or the applicable Borrower, together with interest thereon, for each day during the period from the date of such Drawing until such sum shall be paid in full, at a rate per annum equal to the Federal Funds Rate.

          (e) To enable the Banks to create Acceptances in the manner specified in this Section 3.03, each Borrower hereby constitutes and appoints each Bank, acting by any of such Bank's officers, its true and lawful attorney-in-fact (i) to sign for and on behalf and in the name of such Borrower as drawer, Drafts drawn on such Bank payable to the order of such Borrower or payable to the order of such Bank, (ii) to fill in the amount, date and maturity date of such Drafts as specified in this Section 3.03, and (iii) in the case of Drafts payable to the order of a Borrower, to endorse such Drafts in blank for and on behalf and in the name of such Borrower.

          (f) Each Bank may at any time, and from time to time, sell or otherwise dispose of any or all Acceptances created by it hereunder.

          (g) After each Acceptance shall have expired and been paid in full, the Bank to which such Acceptance shall have been returned shall mark it "paid in full" and return it to the applicable Borrower, through the Administrative Agent.

          SECTION 3.04. Payment of Acceptance Obligations. (a) Unless the applicable Borrower's obligations with respect to an Acceptance have previously become due and payable pursuant to Section 2.13, 3.07 or 9.06, such Borrower shall pay an amount equal to the face amount of such Acceptance, on the maturity date of such Acceptance, to the Administrative Agent for the account of the accepting Bank.

          (b) If any Borrower fails to pay when due any amount payable by such Borrower with respect to any Acceptance pursuant to subsection (a) of this Section or Section 2.13, 3.07 or 9.06, such Borrower shall pay interest on such overdue amount, to the extent permitted by law, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          SECTION 3.05. Conditions to Drawings. The obligation of each Bank to create and discount Acceptances on the occasion of each Drawing is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Drawing as required by Section 3.03;

          (b) the fact that, immediately before and after such Drawing, no Bank's Total Committed Exposure will exceed such Bank's Commitment;

          (c) the fact that, immediately before and after such Drawing, the Total Aggregate Exposure shall not exceed the Available Amount;

          (d) the fact that, immediately before and after such Drawing, no Default shall have occurred and be continuing; and

          (e) the fact that the representations and warranties of the Borrowers contained in this Agreement, including, without limitation, the representations and warranties in Section 3.06, shall be true on and as of the date of such Drawing.

Each Drawing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Drawing as to the facts specified in clauses
(b), (c), (d) and (e) of this Section.

          The obligation of each Bank to create and discount Acceptances on the occasion of the first Drawing by any Borrower is subject to the additional condition that the first Borrowing by such Borrower shall have been made.

          SECTION 3.06. Representations and Warranties with Respect to Acceptances. Each Borrower represents, with respect to the Acceptances included in each Drawing by such Borrower hereunder, that:

          (a) the proceeds of such Acceptances will be used by such Borrower solely to finance goods which are shipped by or to such Borrower, the shipment thereof and the distribution thereof into the channels of trade;

          (b) the aggregate face amount of such Acceptances will not exceed the c.i.f. value of the goods to be financed thereby;

          (c) no financing will be outstanding or will be undertaken with respect to such goods or shipment other than the financing provided by such Acceptances;

          (d) the date of such Drawing will be within 30 days of the shipment of such goods;

          (e) on the date of such Drawing, if such goods have not been shipped, the seller of such goods will be under contract to ship such goods;

          (f) all exchange, export and import licenses, if required under applicable law and regulations for the exportation, importation, and payment of the purchase price and related costs of such goods or shipment, will be obtained on or before the date of such Drawing;

          (g) the maturity date of such Acceptances will be reasonably commensurate with the anticipated time required for the shipment of such goods from the country (or state, in the case of a domestic shipment) of origin and importation into the country (or state, in the case of a domestic shipment) of destination and the processing of such shipment into the channels of trade on usual credit terms;


          (h) such goods will be shipped (i) across state borders or (ii) for a distance in excess of 25 miles;

          (i) on the date of such Drawing, such Borrower will be the owner of all of the goods the shipment of which is being financed by such Acceptances free and clear of all Liens;

          (j) on or prior to the date of such Drawing, such Borrower will be a party to the contract for the sale or purchase of the goods being financed by such Acceptances or, if such Borrower is not a party to such contract, the obligation to purchase or sell such goods and all other incidents of such contract will have been assigned to such Borrower; and

          (k) all the information regarding such goods and shipment set forth in the Notice of Drawing for such Acceptances pursuant to Section 3.03 will be true and correct.

          SECTION 3.07. Default; Mandatory Prepayment. (a) If one or more Events of Default shall have occurred and be continuing, the Administrative Agent shall, if requested by the Required Banks, by notice to the Company declare the Acceptance Obligations on all Acceptances then outstanding to be, and such Acceptance Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) of Section 7.01 with respect to any Borrower, without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Acceptance Obligations on all Acceptances shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

          (b) If any Borrower becomes obligated to prepay any Acceptance Obligation upon any mandatory prepayment thereof pursuant to Section 2.13 or
9.06 or upon acceleration thereof pursuant to subsection (a) of this Section 3.07, the amount due and payable by such Borrower shall be equal to the face amount of the related Acceptances less the applicable Prepayment Discount. At the time of each such prepayment or acceleration, each Bank shall deliver to the Company and the Administrative Agent a certificate as to the amount of the Prepayment Discount applicable to its Acceptances, which certificate shall be conclusive in the absence of manifest error.

          SECTION 3.08. Amendments and Waivers. Notwithstanding the provisions of Section 12.05, no amendment or waiver of this Agreement shall, unless signed by all the Banks, (i) reduce the amount of or postpone the date fixed for any payment of Acceptance Obligations, (ii) change the manner of pro rata application of any payments of Acceptance Obligations, (iii) change the Acceptance Commission Rate or (iv) change the number of Banks which shall be required for the Banks to take any action under this Section.

          SECTION 3.09. Extension of Acceptance Facility Termination Date. On any date in January or February of 1995 and on any date in any subsequent January or February prior to the Acceptance Facility Termination Date, the Company shall notify the Administrative Agent and each Bank if the Company desires to have the Acceptance Facility Termination Date extended from the March 29 following such notice (each such March 29 being referred to as an "Extension Request Date") to the March 29 that is one year after the Extension Request Date. Any such request by the Company shall be substantially in the form of Exhibit L hereto. The Banks will make every reasonable effort to respond to the Company's request (whether affirmatively, by countersigning and delivering such request to the Company, or negatively) within 25 days of receipt thereof. If all of the Banks elect, in their sole discretion, to extend the Acceptance Facility Termination Date and so notify the Company and the Administrative Agent no later than the relevant Extension Request Date, the Acceptance Facility Termination Date shall be extended to the March 29 of the year following such Extension Request Date.


                                   ARTICLE IV

                                   CONDITIONS


          SECTION 4.01. Closing. The closing hereunder shall occur upon receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

          (a) a duly executed Note of the Company for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

          (b) an opinion of Ropes & Gray, counsel for the Company, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) evidence satisfactory to the Administrative Agent that all "Loans" and "Acceptances" (in each case as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement and all other amounts payable by the Company or any "Borrower" (as so defined) thereunder shall have been paid in full and that the Commitments (as so defined) thereunder shall have been terminated in their entirety; and

          (e) all documents the Administrative Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement, the Drafts and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

          The Administrative Agent shall promptly notify the Company and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 4.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) the fact that the Closing Date shall have occurred on or prior to May 31, 1993;

          (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

          (c) the fact that, immediately before and after such Borrowing, no Bank's Total Committed Exposure will exceed such Bank's Commitment;

          (d) the fact that, immediately before and after such Borrowing, the Total Aggregate Exposure shall not exceed the Available Amount;

          (e) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (f) the fact that the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing.

          Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the facts specified in clauses (c), (d), (e) and (f) of this Section.

          SECTION 4.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

          (a) receipt by the Administrative Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary dated on or before the date of such Borrowing complying with the provisions of Section 2.05;

          (b) receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Administrative Agent, substantially in the form of Exhibit J hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (c) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Drafts and Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


          The Company represents and warrants that:

          SECTION 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, its Drafts and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than disclosure, if any, thereof, and filing, if any, of a copy hereof with the Securities and Exchange Commission, required by the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and its Drafts and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.


          SECTION 5.04.  Financial Information.

          (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of operations, changes in stockholders' equity and cash flow for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Company's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) Since December 31, 1992 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 5.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement, the Drafts or the Notes.

          SECTION 5.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 5.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 5.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been closed through the fiscal year ended December 31, 1989. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for any such taxes being diligently contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          SECTION 5.09. Subsidiaries. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 5.10. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5.11. Full Disclosure. All information heretofore furnished by the Company to the Administrative

Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts, other than general economic conditions, which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement, the Notes and the Drafts.


                                   ARTICLE VI

                                   COVENANTS


          The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any Acceptance Obligation remains unpaid:

          SECTION 6.01.  Information.  The Company will deliver to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of operations and consolidated statements of changes in stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, (x) in the case of the consolidated statements, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing, and (y) in the case of the consolidating statements, all certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of operations and consolidated statements of changes in stockholders' equity and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments and the non-inclusion of notes permitted by the applicable regulations of the Securities and Exchange Commission to be excluded from quarterly reports filed on Form 10-Q) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 6.07 through 6.11, inclusive, and Sections 6.13 and 6.15 on the date of such financial statements, (ii) setting forth in reasonable detail the calculations of the Assets Component, the Borrowing Base and the Available Amount as of the date of such financial statements and whether the Company is thereby required to take or cause to be taken any action to comply with Section 2.13 and
       (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause

      (a) above, a certificate of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within 21 days after the end of each monthly accounting period of the Company, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth calculations in reasonable detail of the Company's best estimate of the Assets Component, the Borrowing Base and the Available Amount as of the end of such month and whether the Company is required to take or cause to be taken any action to comply with Section 2.13;

          (f) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

          (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041( c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA
      Group is required or proposes to take; and

          (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          SECTION 6.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity or in accordance with customary trade practices, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 6.03. Maintenance of Property; Insurance. (a) The Company will maintain, and will cause each Subsidiary to maintain, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are (i) insured against under the policies of insurance of the Company and its Subsidiaries set forth on the schedule previously provided by the Company to the Banks or (ii) usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 6.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 6.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary or the merger of a Subsidiary into the Company if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Subsidiary if such termination is not materially disadvantageous to the Banks and the Company in good faith determines that such termination is in the best interest of the Company or
(iii) a sale of capital stock of a Subsidiary permitted under Section 6.12(ii).

          SECTION 6.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 6.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired.

          SECTION 6.07. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters will not be less than 2.5 to 1.0.

          SECTION 6.08. Debt. The Company will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

          (a) Debt outstanding under this Agreement and the Acceptances and Notes, provided that for a single thirty-day period in each twelve-month period beginning after March 31, 1993, which thirty-day period is designated by the Company by notice to the Administrative Agent and each of the Banks at least two Domestic Business Days before the commencement of such period, the sum of (x) the Total Aggregate Exposure and (y) the aggregate outstanding principal amount of Debt permitted under clause
      (g) of this Section shall not exceed (i) for the period beginning
      April 1, 1993 and ending March 31, 1994, $20,000,000, (ii) for the period beginning April 1, 1994 and ending March 31, 1995, $18,000,000 and
      (iii) for the period beginning April 1, 1995 and ending March 31, 1996, $16,000,000;

          (b)  Debt outstanding on the date of this Agreement and identified on
      Schedule I and extensions, renewals and refinancings thereof provided that no such extension, renewal or refinancing shall increase the principal amount of such Debt, shorten the maturity thereof or accelerate the amortization thereof;

          (c) Debt of any of the Company's Subsidiaries owing to the Company or any of its Wholly-Owned Subsidiaries permitted by Section 6.11;

          (d) Debt of the Company owing to the Outdoor Footwear Company, provided that the Outdoor Footwear Company is a Wholly-Owned Subsidiary at the time such Debt is outstanding;

          (e) Guarantees by the Company or any of its Subsidiaries of Debt of employees of the Company or any of its Wholly-Owned Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

          (f) Debt of the Company or any of its Wholly-Owned Subsidiaries owing to a Subsidiary of the Company incurred as a result of the transfer of funds from an account under the control of such Subsidiary to an account under the control of the Company or such Wholly-Owned Subsidiary in connection with the Company's cash management program;

          (g) Permitted Short-Term Debt in an aggregate principal amount at any time outstanding not to exceed $17,000,000, provided that for a single thirty-day period in each twelve-month period beginning after March 31, 1993, which thirty-day period is designated by the Company by notice to the Administrative Agent and each of the Banks at least three Domestic Business Days before the commencement of such period, the sum of (x) the aggregate outstanding principal amount of such Permitted Short-Term Debt and (y) the Total Aggregate Exposure shall not exceed
      (i) for the period beginning April 1, 1993 and ending March 31, 1994, $20,000,000, (ii) for the period beginning

       April 1, 1994 and ending March 31, 1995, $18,000,000 and (iii) for the period beginning April 1, 1995 and ending March 31, 1996, $16,000,000;

          (h) Debt denominated in English pounds sterling, French francs or German deutschemarks and having a maturity, at the time such Debt is incurred, of not more than one year from the date such Debt is incurred, provided that the aggregate principal amount of such Debt outstanding at any time shall not exceed (i) for such Debt denominated in English pounds sterling, #4,000,000, (ii) for such Debt denominated in French francs, FF20,000,000 and (iii) for such Debt denominated in German deutschemarks, DM5,000,000;

          (i) Permitted Long-Term Debt in an aggregate principal amount at any time outstanding not to exceed 50% of Consolidated Net Worth; and

          (j)  Debt not otherwise permitted under the foregoing clauses of this
       Section in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

          SECTION 6.09. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth will at no time be less than the sum of (i) $70,000,000 and
(ii) 80% of Aggregate Positive Consolidated Net Income. For purposes of this Section, "Aggregate Positive Consolidated Net Income" means the aggregate amount of consolidated net income for each fiscal quarter commencing on or after December 31, 1992 and ending on or prior to the date as of which compliance with this Section 6.09 is determined (with no deduction for consolidated net losses for any such fiscal quarter).

          SECTION 6.10. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to December 31, 1990 does not exceed 25% of consolidated net income (less consolidated net loss, if any) of the Company and its Consolidated Subsidiaries for the period from January 1, 1991 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period). Nothing in this Section 6.10 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 6.10.

          SECTION 6.11. Investments. Neither the Company nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

          (a) Investments in Persons which immediately before and after giving effect to such Investment are Subsidiaries of the Company, if, immediately thereafter, the aggregate amount of all such Investments made after the date hereof does not exceed $25,000,000 at any one time outstanding;

          (b)  Temporary Cash Investments;

          (c) loans or advances to current employees of the Company or such Consolidated Subsidiary having a maturity of less than one year in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

          (d) Investments the sole consideration for which is newly issued common stock of the Company or newly issued preferred stock of the Company that is not subject to mandatory redemption or redemption at the option of the holder before the fourth anniversary of the date of issuance thereof;

          (e) Investments consisting of Debt permitted under Section 6.08(d) or 6.08(f); and

          (f) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate amount of all Investments permitted by this clause (f) does not exceed $10,000,000 at any one time outstanding.

          The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

          SECTION 6.12. Maintenance of Ownership of Subsidiaries. The Company will at all times maintain direct or indirect legal and beneficial ownership of the percentage of outstanding shares of each class of capital stock set forth on Schedule II of each of its Subsidiaries, except as modified by (i) sales by Subsidiaries of directors' qualifying shares, (ii) the sale to one or more third parties in a single transaction of all of the capital stock of The Timberland Company of Australia Pty., Ltd. or Timberland Footwear & Clothing New Zealand Limited, PROVIDED that no transfer of assets of the Company or any of its other Subsidiaries to The Timberland Company of Australia Pty., Ltd. or Timberland Footwear & Clothing New Zealand Limited, as the case may be, other than sales of inventory in the ordinary course of business, shall have been made on or prior to the date of such sale or shall be made in connection with such sale, (iii) mergers permitted pursuant to the proviso to Section 6.14 and (iv) grants or sales by The Outdoor Footwear Company of shares of its non-voting common stock to its employees consistent with past practice.

          SECTION 6.13. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $15,000,000 and identified on Schedule I;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or construction thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 6.13, PROVIDED that such Debt is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (h) Liens on assets of Subsidiaries securing Debt owing to the Company or to Wholly-Owned Subsidiaries permitted by Section 6.08; and

          (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $2,000,000.

          SECTION 6.14. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly in one transaction or a series of related transactions, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that a Subsidiary of the Company may merge with the Company or a Wholly-Owned Subsidiary of the Company if (A) the Company or such Wholly-Owned Subsidiary, as the case may be, is the corporation surviving such merger and
(B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

          SECTION 6.15. No Prepayment of Note Agreement Debt. (a) The Company will not, and will not permit any of its Subsidiaries to, voluntarily prepay any Debt outstanding under any of the Note Agreements, each dated as of September 30, 1989 and between the Company and the Purchaser named in Schedule I thereto (each a "Note Agreement").

          (b) The Company will not consent to any amendment of the final maturity of any Debt outstanding under any Note Agreement to a date prior to the Termination Date.

          SECTION 6.16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section
6.16 shall not prohibit (a) the Company from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Company or any Subsidiary from making payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (d) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

          SECTION 6.17. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes, including working capital. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                  ARTICLE VII

                                    DEFAULTS


          SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) any principal of any Loan or any Acceptance Obligation shall not be paid when due, or any interest, any fees or any other amount payable hereunder shall not be paid within two Domestic Business Days of the due date thereof;

          (b) the Company shall fail to observe or perform any covenant contained in Sections 6.07 to 6.15, inclusive, and 6.17;

          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $500,000;

          (j) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of (i) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located in the United States, 10 days or (ii) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located outside the United States, 30 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Swartz Family) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Company or 20% or more of the voting power to elect a majority of the board of directors of the Company; or the Swartz Family shall cease to have beneficial ownership of 50% of the outstanding shares of common stock of the Company and 51% of the ordinary voting power to elect a majority of the board of directors of the Company; or during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of the directors of the Company;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any

Borrower, without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

          SECTION 7.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT


          SECTION 8.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Acceptances and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 8.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Administrative Agent hereunder.

          SECTION 8.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Section 3.07(a) or Article VII.

          SECTION 8.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 8.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing or Drawing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III or IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Drafts, the Acceptances, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile transmission, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 8.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 8.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 8.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks and without the consent of the Borrower, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

          SECTION 8.09. Administrative Agent's Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.


                                   ARTICLE IX

                            CHANGE IN CIRCUMSTANCES

          SECTION 9.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the Adjusted Interbank Offered Rate, as the case may be, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended, and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. If the applicable Borrower shall have received such a notice from the Administrative Agent, unless the applicable Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing, and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 9.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or such Applicable Lending Office) to make, maintain or fund its Euro-Dollar Loans or Money Market LIBOR Loans to any Borrower or create Eligible Acceptances pursuant to this Agreement and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans, or to create Acceptances pursuant to this Agreement, as the case may be, shall be suspended. Before giving any notice with respect to Euro-Dollar Loans or Money Market LIBOR Loans to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office or Money Market Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given with respect to Euro-Dollar Loans or Money Market LIBOR Loans, each Euro-Dollar Loan or, in the circumstances described in clause (b) below, Money Market LIBOR Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) in the case of Euro-Dollar Loans only, on the last day of the then current Interest Period applicable to such Euro-Dollar Loan, if such Bank may lawfully continue to maintain and fund such Loan to such day, or (b) immediately, if such Bank shall determine that it may not lawfully continue to maintain and fund such Euro-Dollar Loan or Money Market LIBOR Loan to such day.

          SECTION 9.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of a Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or bankers' acceptances or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or its creation of or obligation to create Acceptances and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or creating any Acceptance, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes or Acceptances with respect thereto, by an amount deemed by such Bank to be material, or, for any reason beyond the control of such Bank, any Acceptance created by it hereunder does not comply at the time of its creation with the applicable regulations of the Board of Governors of the Federal Reserve System governing bankers' acceptances and for such reason is not an Eligible Acceptance, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section
9.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 9.04. Taxes. (a) Any and all payments by any Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note or with respect to any Acceptance shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or with respect to any Acceptance to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04) such Bank or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in
Section 12.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes and any other excise taxes, or charges or similar levies, or any future property taxes, which arise from any payment made hereunder or under any Note or with respect to any Acceptance or from the execution or delivery of, or otherwise with respect to, this Agreement, any Election to Participate or Election to Terminate or any Note or Draft (hereinafter referred to as "Other Taxes").

          (c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 9.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses, other than penalties, interest or expenses arising solely from such Bank's gross negligence or willful misconduct) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 9.04(a).

          (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 9.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be PROVIDED), SUCH Bank shall not be entitled to indemnification under Section 9.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 9.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          SECTION 9.05. Base Rate Loans Substituted for Affected Fixed Rate Loans and Acceptances. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower or create Acceptances for the account of any Borrower pursuant to this Agreement has been suspended pursuant to Section 9.02 or (ii) any Bank has demanded compensation under Section 9.03 or 9.04 with respect to its CD Loans or Euro-Dollar Loans to any Borrower or its Acceptances for the account of any Borrower and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 9.05 shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and all funds that would otherwise be advanced by such Bank to such Borrower as discounted proceeds of Acceptances shall be advanced instead as Base Rate Loans, and

          (b) if Base Rate Loans are substituted for Fixed Rate Loans, after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan which was substituted for a Fixed Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 9.06. HLT Classification. If, after the date hereof, the Administrative Agent determines that, or the Administrative Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that, Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification") , the Administrative Agent shall promptly give notice of such HLT Classification to the Company and the other Banks. The Administrative Agent, the Banks and the Company shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Company and the Required Banks agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 12.05. If the Company and the Required Banks fail to so agree within 60 days after notice is given by the Administrative Agent as provided above, then the Administrative Agent shall, if requested by the Required Banks, by notice to the Company terminate the Commitments and they shall thereupon terminate and the Borrowers shall (i) repay each outstanding Fixed Rate Loan at the end of the Interest Period applicable thereto, (ii) repay each outstanding Base Rate Loan immediately and (iii) prepay each outstanding Acceptance Obligation immediately. The Banks acknowledge that an HLT Classification is not a Default or an Event of Default hereunder.


                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES
                            OF ELIGIBLE SUBSIDIARIES


          Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

          SECTION 10.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary of the Company.

          SECTION 10.02. Corporate and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate and its Drafts and Notes, and the performance by it of this Agreement and its Drafts and Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 10.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Drafts and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

          SECTION 10.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Drafts or Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Drafts or Notes.


                                   ARTICLE XI
                                    GUARANTY


          SECTION 11.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement (including, but not limited to, with respect to any Draft).
Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 11.02. Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Draft or Note, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to this Agreement or any Draft or Note;

        (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Draft or Note;

         (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or


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

      other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Draft or Note;

          (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Draft or Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement (including, but not limited to, with respect to any Draft); or

        (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

          SECTION 11.03. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement (including, but not limited to, with respect to any Draft) shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 11.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

          SECTION 11.05. Subrogation. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by an Eligible Subsidiary in respect thereof.

          SECTION 11.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Drafts or Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.


                                  ARTICLE XII

                                 MISCELLANEOUS


          SECTION 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Administrative Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, its Election to Participate), (y) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by certified mail, return receipt requested, three Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Administrative Agent under Article II, Article III or Article IX shall not be effective until received.

          SECTION 12.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or with respect to any Acceptance shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 12.03. Expenses; Documentary Taxes; Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, the Notes, the Drafts and the Acceptances, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Company agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with its actions as Administrative Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder;

provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 12.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or the Acceptance Obligations owing to it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank or Acceptance Obligations owing to such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by or Acceptance Obligations owing to the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by and Acceptance Obligations owing to the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Acceptance Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 12.05. Amendments and Waivers. Subject to Section 3.08, any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the Total Aggregate Exposure, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 12.05 or any other provision of this Agreement; PROVIDED, FURTHER, that this Agreement may be amended to give effect to any increased fees, interest rates and/or margins agreed upon pursuant to Section 9.06 or to reduce or rescind any such increases previously agreed upon pursuant to Section 9.06, if such amendment is in writing and is signed by the Company and the Required Banks; and provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary or the Acceptance Obligations of such Eligible Subsidiary with respect to any outstanding Acceptances, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or of the Acceptance Obligations with respect to any Acceptance created for the account of such Eligible Subsidiary or (z) change this PROVISO.

          SECTION 12.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time, upon notice to the Company and the Administrative Agent, grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or Acceptance Obligations. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 3.08 or clause (i), (ii) or (iii) of
Section 12.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.18 and Article IX with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit K hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Administrative Agent; PROVIDED that (i) any such assignment must be in an amount of at least $5,000,000, (ii) if an Assignee is an affiliate of such transferor Bank, such consent shall not be unreasonably withheld and (iii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 9.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 9.03 or
9.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 9.02, 9.03 or 9.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 12.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 12.08. Confidentiality. The Administrative Agent and each Bank shall keep confidential any information provided by any Borrower and clearly identified as confidential; provided that nothing herein shall prevent the Administrative Agent or any Bank from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants in connection with the entry into and administration of this Agreement and the extensions of credit hereunder, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) which has become publicly available without breach of any agreement among the parties hereto,
(v) as necessary for the exercise of any remedy hereunder or under any Note or Acceptance or (vi) subject to provisions similar to those contained in this Section, to any prospective Participant or Assignee.

          SECTION 12.09. Governing Law; Submission to Jurisdiction. This Agreement, each Draft, each Acceptance and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 12.10. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 12.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             THE TIMBERLAND COMPANY


                                /s/ Carden N. Welsh
                             By____________________

                             Title: Treasurer

                      11 Merrill Industrial Drive
                      P.O. Box 5050
                      Hampton, N.H.  03842-5050
                      Attention: Chief Financial Officer
       Telex number:  6817513 TIMBERLAND
                                               HMPT
                      Facsimile transmission
                        number:  603-926-9239



Commitments
- -----------
$ 22,500,000               MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK


                                /s/ Charles R. Pardue
                           By __________________________
                             Title: Associate


$ 22,500,000               ABN AMRO BANK N.V.


                              /s/ Karen Van Beers
                           By_________________________
                             Title: Vice President


$ 20,000,000               THE FIRST NATIONAL BANK OF
                            BOSTON


                              /s/ Amy B. Lyons
                           By_________________________
                             Title: Vice President


$ 20,000,000               BARCLAYS BANK PLC


                              /s/ Russell Gorman
                           By_________________________
                             Title: Director


$ 15,000,000               THE NORTHERN TRUST COMPANY

                              /s/ Greg Ward
                          By__________________________
                            Title: Second Vice President


_________________

Total Commitments

$ 100,000,000
=================


                          MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as Administrative Agent


                             /s/ Charles R. Pardue
                          By_________________________
                             Title: Associate



                          60 Wall Street
                          New York, New York 10260-0060
                          Attention: Credit Administration
                          Telex number:  177615
                          Facsimile transmission
                            number: (212) 648-5355


                                             EXHIBIT A



                        FORM OF NOTE
                        ------------



                                       New York, New York
                                       ________ __, 199_



          For value received, [NAME OF BORROWER], a [jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of [NAME OF BANK] (the "Bank"), for the account of its Applicable Lending

Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Credit Agreement dated as of May 13, 1993 among The Timberland Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

          [The Timberland Company has, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this note.]*



                               [NAME OF BORROWER]


____________________
   *To be deleted in case of Notes executed and delivered by the Company.

                           By____________________
                                     Title:


                        LOANS AND PAYMENTS OF PRINCIPAL



              Type             Amount           Amount of
               of                of            Principal         Notation
Date          Loan              Loan             Repaid          Made By



                                                                 EXHIBIT B

          FORM OF NOTICE OF COMMITTED BORROWING
          -------------------------------------

Morgan Guaranty Trust Company
  of New York, as Administrative Agent
  under the Credit Agreement referred
  to below
60 Wall Street
New York, New York  10260-0060

Attention:  Credit Administration

Re:  $100,000,000 Credit Agreement dated as of
     May 13, 1993 among The Timberland Company,
     the Banks listed on the signature pages thereof
     and Morgan Guaranty Trust Company of New York,
     as Administrative Agent (the "Credit Agreement")
     ------------------------------------------------

Dear Sirs:

          We, [name of Borrower] (the "Borrower"), refer to the Credit Agreement and hereby give notice pursuant to Section 2.02 of the Credit Agreement that we wish to make a Committed Borrowing as set forth below:

     Date of Borrowing:  __________*
     Aggregate Principal Amount of Borrowing:  __________**

___________________
     *Not earlier than the third Euro-Dollar Business Day after the date of the Notice of Committed Borrowing, in the case of a Euro-Dollar Borrowing; not earlier than the second Domestic Business Day after the date of the Notice of Committed Borrowing, in the case of a CD Borrowing; may be the same day as the Notice of Committed Borrowing, in the case of a Base Rate Borrowing.

     Type of Borrowing (choose one):
          [Base Rate]/[CD]/[Euro-Dollar]
     Initial Interest Period:  __________***

Dated:  __________ __, 199_

                              Very truly yours,

                              [BORROWER]


                              By:________________________
                                 Title:****

                                                      EXHIBIT C



          FORM OF INVITATION FOR MONEY MARKET QUOTES




To:       [Name of Bank]

From:     [Name of Borrower] (the "Borrower")

Re: $100,000,000 Credit Agreement dated as of May 13, 1993 among The Timberland Company, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Credit Agreement").
          -------------------------------------------------------------------



__________________
     **Must be a multiple of $100,000 and, for a Base Rate Borrowing, at least $500,000 and, for a CD Borrowing or Euro-Dollar Borrowing, at least $1,000,000.

     ***One, two or three months, for a Euro-Dollar Borrowing; 30, 60 or 90 days, for a CD Borrowing; does not apply for a Base Rate Borrowing.

     ****For the Company, the President, the Executive Vice President, the Senior Vice President - Finance and Administration, the Vice President - Finance or the Treasurer only.

          Pursuant to Section 2.03 of the Credit Agreement we are pleased to invite you to submit Money Market Quotes to us for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________*

Principal Amount**                  Interest Period***
- ----------------                    ---------------

$


          Such Money Market Quotes should offer a Money Market [Margin]**** [Absolute Rate].***** [The applicable base rate is the Interbank Offered Rate.]****

          Please respond to this invitation by no later than [2:00 P.M.]**** [9:15 A.M.]***** (New York City time) on [date].******


                                    [NAME OF BORROWER]



                                    By______________________


____________________

     *Must be at least five Euro-Dollar Business Days after the date of the Invitation, for a LIBOR Auction, or one Domestic Business Day after the date of the Invitation, for an Absolute Rate Auction.

     **Amount must be $1,000,000 or a larger multiple of $100,000.

     ***Not less than one month (LIBOR Auction) or 15 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     ****To be included for LIBOR Auctions only.

     *****To be included for Absolute Rate Auctions only.

     ******The fourth Euro-Dollar Business Day prior to the Date of Borrowing, for a LIBOR Auction, or the Date of Borrowing, for an Absolute Rate Auction.

                                                       Authorized Officer*******

                                                                  EXHIBIT D


                        FORM OF MONEY MARKET QUOTE

To:      [Name of Borrower] (the "Borrower")

Re:      Money Market Quote to the Borrower

         In response to your invitation dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.     Quoting Bank:  ________________________________

2.     Person to contact at Quoting Bank:

     _____________________________

3.     Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest           Money Market
 Amount**      Period***      [Margin****] [Absolute Rate*****]

_________________________

     *******For the Company, the President, the Executive Vice President, the Senior Vice President - Finance and Administration, the Vice President - Finance or the Treasurer only.

     *As specified in the related Invitation.

     **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $500,000 or a larger multiple of $100,000.

     ***Not less than one month (LIBOR Auction) or not less than 15 days (Absolute Rate Auction), as specified in the related Invitation. No more than five bids are permitted for each Interest Period.


$


$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**



          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of May 13, 1993 among The Timberland Company, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                           Very truly yours,

                                           [NAME OF BANK]



Dated:_______________                      By: __________________________
                                                   Authorized Officer


                                                                EXHIBIT E


                                 FORM OF DRAFT
                                 -------------


                                  (Front Side)

                                                          [Consecutive Numbers]
_______________________________________________________________________________
     ****Margin over or under the Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

     *****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

_______________________*___________, 19

       At__________**___________ days after the date hereof

Pay to the Order of         [Name of Bank or Borrower]
                     --------------------------------------
____________________________________________________Dollars


[Name of Bank]                        [Name of Borrower]


                            By ____________________________

                        FORM OF DRAFT

                       (Reverse Side)




                   ELIGIBILITY CERTIFICATE


            The transactions which give rise to this instrument are

the shipments of________________________ to _______________________

to____________________.



                                 [Name of Bank]


                         By _______________________________
                                 Authorized Officer




                                                  EXHIBIT F
                                                  ---------

_____________________

     *Insert date of acceptance.

     **Insert number of days up to 180 days.

                                   OPINION OF
                            COUNSEL FOR THE COMPANY
                            -----------------------




                                        [Closing Date]



To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:


          This opinion is being furnished to you pursuant to Section 4.01(b) of the Credit Agreement dated as of May 13, 1993 (the "Credit Agreement") among The Timberland Company, a Delaware corporation (the "Company"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent, in connection with the closing held this day under the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

          We have acted as counsel to the Company in connection with the Credit Agreement and the transactions contemplated thereby and as such are familiar with the proceedings taken by the Company in connection therewith. Please be advised, however, that, although we represent the Company on a regular basis, the scope of our representation does not include, and, except as specified herein, we have not undertaken, any special factual investigation into the business, properties, agreements or affairs of the Company and its Subsidiaries for purposes of rendering the opinions expressed in paragraphs 11, 12 and 13 below.

          We have participated in the preparation of the Credit Agreement and have examined copies, executed by the Company, of the Credit Agreement and each of the Notes delivered to the Banks on the date hereof.

          We have also examined such certificates, documents and records, and have made such examination of law, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied upon representations and warranties contained in the Credit Agreement and in certificates delivered to you in connection therewith as to matters of fact (other than facts constituting conclusions of law) and upon the covenants contained in the Credit Agreement as to the application of the proceeds of the loans made pursuant thereto.

          The opinion expressed in clause (c) of paragraph 11 below assumes, without investigation, that the transactions contemplated by the Credit Agreement will not result in a violation of financial ratios which are contained in covenants.

          We call your attention to the fact that each of the Credit Agreement, each Note and each Draft provides that it is to be governed by and construed in accordance with the internal laws of the State of New York and we understand that you are relying on the advice of your own counsel with respect to all matters of New York law. We are of the opinion that a Massachusetts court or a federal court sitting in Massachusetts would, under conflict of laws principles observed by the courts of Massachusetts, give effect to such provision. For purposes of rendering the opinions expressed in paragraphs 6, 8 and 10 below, we have assumed that each of the Credit Agreement, each Note and each Draft provides that it is to be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

          The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States. With respect to the opinions expressed in paragraphs 2 and 4 below concerning (i) the qualification and good standing of the Company as a foreign corporation under the laws of New Hampshire and Tennessee and (ii) the qualification and good standing of The Outdoor Footwear Company, a Delaware corporation ("TOFC"), as a foreign corporation under the laws of Puerto Rico, such opinions are based solely upon certificates from officials of such jurisdictions, copies of which have been furnished to you.

        Based on the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for the execution, delivery and performance of the Credit Agreement, the Notes and the Drafts and for carrying on the business now conducted by it.

        2. The Company is duly qualified to do business as a foreign corporation under the laws of New Hampshire and Tennessee.

        3. TOFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for carrying on the business now conducted by it.

        4. TOFC is duly qualified to do business as a foreign corporation under the laws of Puerto Rico.

        5. The Credit Agreement has been duly authorized, executed and delivered by the Company.

        6. Subject to the qualifications stated in the penultimate paragraph hereof, the Credit Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

        7. The Notes being delivered to the Banks today have been duly authorized, executed and delivered by the Company.

        8. Subject to the qualifications stated in the penultimate paragraph hereof, the Notes being delivered to the Banks today constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with the terms thereof.

           9. The execution and delivery of Drafts in accordance with the provisions of the Credit Agreement have been duly authorized by the Company.

          10. Subject to the qualifications stated in the penultimate paragraph hereof, if a Draft had been executed and delivered on behalf of the Company in accordance with the provisions of the Credit Agreement, such Draft would constitute the legal, valid and binding obligation of the Company and would be enforceable against the Company in accordance with the terms thereof.

          11. The execution and delivery of the Credit Agreement do not, and the performance by the Company of the terms thereof applicable to it will not, result in any violation of, or be in conflict with, constitute a default under or result in the creation of a lien under, any term or provision of: (a) its charter or bylaws, (b) any presently existing federal or Massachusetts law, statute or governmental regulation or the General Corporation Law of the State of Delaware, or (c) any agreement, indenture or other instrument listed in paragraph (4) of Exhibit A hereto.

          12. Under existing provisions of law, no approval of, or authorization or other action by, or filing with, any federal or Massachusetts governmental authority, and no approval, authorization or other action or filing under the General Corporation Law of the State of Delaware, is required to be obtained or made by the Company in connection with the execution, delivery or performance of the Credit Agreement, the Notes or the Drafts, except for such filings as do not affect the validity or enforceability of the Credit Agreement, the Notes and the Drafts.

         13. To the best of our knowledge after having made due inquiry of officers of the Company, but without having investigated any governmental records or court dockets, there is no governmental action or proceeding and no litigation pending against the Company of any of its Subsidiaries which places in question the validity or enforceability of the Credit Agreement, the Notes or the Drafts. We call your attention to the fact that John E. Beard is the Secretary of the Company. Our opinions expressed herein do not include matters which may have come to the attention of John E. Beard in that capacity and which have not been referred to us for substantive legal advice.

          Our opinions that each of the Credit Agreement and each of the Notes being delivered to the Banks today is, and that a Draft, executed and delivered by the Company in accordance with the provisions of the Credit Agreement today, would be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms are subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law. Such opinions are also subject to the following qualifications:

          (a) the enforceability of the provisions of the Credit Agreement providing for indemnification may be affected by public policy considerations or court decisions which may limit the right of the indemnified party to obtain indemnification;

          (b) we express no opinion as to the enforceability of any provision of the Credit Agreement which purports to grant the right of setoff to a purchaser of a participation in the obligations of the Company under the Credit Agreement, the Notes and the Drafts from a bank party to the Credit Agreement; and

          (c) we express no opinion as to the enforceability of any provision of the Credit Agreement to the extent it requires the Company to indemnify an of you or any other party against loss in obtaining the currency due under the Credit Agreement from a court judgment, order, award or decision in another currency.

In addition, we call your attention to the fact that certain waivers contained in the Credit Agreement may be unenforceable in whole or in part by reason of certain laws or judicial decisions; however, the inclusion of such waivers in the Credit Agreement does not affect the validity of any of the other provisions of the Credit Agreement.

          The foregoing opinion is solely for your benefit and may not be relied on by any other person.

                                              Very truly yours,



                                                            EXHIBIT G




                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE Administrative Agent
                     --------------------------------------



                                             [Closing Date]


To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of May 13, 1993, among The Timberland Company, a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that:

        1. The execution, delivery and performance by the Company of the Credit Agreement and its Drafts and Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

        2. The Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute, and, upon execution and delivery thereof in the manner contemplated by the Credit Agreement, its Drafts will constitute, valid and binding obligations of the Company.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                Very truly yours,

                                                                    EXHIBIT H



                        FORM OF ELECTION TO PARTICIPATE
                        -------------------------------




                                                   , 19


MORGAN GUARANTY TRUST COMPANY

  OF NEW YORK, as Administrative Agent
  for the Banks named in the Credit
  Agreement dated as of May 13, 1993
  among The Timberland Company, such
  Banks and such Administrative Agent
  (the "Credit Agreement")

Dear Sirs:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

          The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article X of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12.09 thereof, as if the undersigned were a signatory party thereto.

          [Tax disclosure pursuant to Section 10.04]

          The address to which all notices to the undersigned under the Credit
Agreement should be directed is:                  .  This instrument shall be
construed in accordance with and governed by the laws of the State of New York.

                                          Very truly yours,

                                          [NAME OF ELIGIBLE SUBSIDIARY]



                                          By ________________________________
                                             Title:

          The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                                             THE TIMBERLAND COMPANY



                                             By _______________________________
                                                Title:


          Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.


                         MORGAN GUARANTY TRUST COMPANY OF
                         NEW YORK, as Administrative Agent



                                             By _______________________________
                                                Title:


                                                                      EXHIBIT I



                         FORM OF ELECTION TO TERMINATE
                         -----------------------------


                                                   , 19



MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Administrative Agent
  for the Banks named in the Credit
  Agreement dated as of May 13, 1993
  among The Timberland Company, such
  Banks and such Administrative Agent
  (the "Credit Agreement")

Dear Sirs:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

          The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Draft or Note heretofore incurred.

          This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                                  Very truly yours,

                                                  [NAME OF ELIGIBLE SUBSIDIARY]



                                                  By ___________________________
                                                     Title:


          The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                                                  THE TIMBERLAND COMPANY



                                                  By ___________________________
                                                     Title:

          Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                                                 MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK, as Administrative
                                                   Agent



                                                 By __________________________
                                                    Title:

                                                                     EXHIBIT J


                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                     (BORROWINGS BY ELIGIBLE SUBSIDIARIES)
                     -------------------------------------




                                          [Dated as provided in
                                          Section 4.03 of the
                                          Credit Agreement]



To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
9 West 57th Street
New York, New York  10019

Dear Sirs:

          I am counsel to [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Borrower"), and give this opinion pursuant to
Section 4.03(b) of the Credit Agreement (the "Credit Agreement") dated as of May 13, 1993 among The Timberland Company (the "Company"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as

Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, I am of the opinion that:

        1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary of the Company.

        2. The execution and delivery by the Borrower of its Election to Participate and its Drafts and Notes and the performance by the Borrower of the Credit Agreement and its Drafts and Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Borrower or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

        3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute, and, upon execution and delivery thereof in the manner contemplated by the Credit Agreement, its Drafts will constitute, valid and binding obligations of the Borrower.

        4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Drafts or Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Drafts or Notes.


                                                      Very truly yours,

                                                                 EXHIBIT K



                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------


          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), THE TIMBERLAND COMPANY (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of May 13, 1993 among the Company, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent (the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans and create Acceptances in an aggregate amount at any time outstanding not to exceed $__________;

          WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

          WHEREAS, Acceptances created by the Assignor under the Credit Agreement in the aggregate face amount of $________ are outstanding at the date hereof; and

          WHEREAS, except with respect to the outstanding Acceptances, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed
Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. ASSIGNMENT. Except as provided in Section 4 below, the Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.
The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount heretofore agreed between them.* It is understood that facility fees with respect to the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee.
___________

*Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


 Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4. OUTSTANDING ACCEPTANCES; EFFECT ON AVAILABILITY OF COMMITMENTS. The parties hereto agree that the Assignee is not participating in and is not subject to any liability in respect of Acceptances that are outstanding under the Credit Agreement as of the date hereof. The Company hereby confirms its understanding that as a result of such non-participation, so long as any such Acceptance remains outstanding, (i) the Assignee's Total Committed Exposure expressed as a percentage of its Commitment (its "Percentage Utilization") shall be proportionately lower than the Percentage Utilization of the Banks that are not parties to this Assignment Agreement; (ii) the Assignor's Percentage Utilization shall be proportionately higher than the Percentage Utilization of the Banks that are not parties to this Assignment Agreement; and (iii) because, in accordance with the terms of the Credit Agreement, Committed Borrowings and Drawings are made from the several Banks ratably in proportion to their respective Commitments, the Borrower shall be unable to use the unused Commitments of the Assignee and the Banks that are not parties to this Agreement at any time when the Assignor's Percentage Utilization is equal to 100%.

          SECTION 5.  CONSENT OF THE COMPANY AND THE ADMINISTRATIVE AGENT.
This Agreement is conditioned upon the consent of the Company and the Administrative Agent pursuant to Section 12.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Administrative Agent is evidence of this consent. Pursuant to Section 12.06(c) the Company agrees to execute and deliver a Note, and to cause each Eligible Subsidiary, if any, to execute and deliver a Note, payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

          SECTION 6. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Draft or Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

          SECTION 7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                [ASSIGNOR]


                                                  Title:


                                                [ASSIGNEE]


                                                By ___________________________
                                                   Title:

                                          THE TIMBERLAND COMPANY


                                          By ___________________________________
                                             Title:



                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, as Administrative Agent


                                          By ___________________________________
                                             Title:

                                                                       EXHIBIT L



                        FORM OF REQUEST FOR EXTENSION OF
                      ACCEPTANCE FACILITY TERMINATION DATE
                      ------------------------------------


                                                        ________ __, 19__



To each of the Banks parties
 to the Credit Agreement
 described below

Dear Sirs:

          We refer to the Credit Agreement dated as of May 13, 1993 among The Timberland Company, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

          In accordance with Section 3.09 of the Credit Agreement, the Company hereby requests your consent to extend the Acceptance Facility Termination Date for one year from __________, 19__, to __________, 19__. If such an extension is acceptable to you, please so indicate by signing in the indicated space below.

          The above described extension of the Acceptance Facility Termination Date shall become effective if and when the Administrative Agent shall have received counterparts hereof signed by each of the Banks no later than __________, 19__.

          This instrument shall be construed in accordance with and governed by the laws of the State New York.

                                                 Very truly yours,

                                                 THE TIMBERLAND COMPANY

                                                    [Title]


The undersigned hereby
consents to the extension
of the Acceptance Facility
Termination Date requested
above.


[NAME OF BANK]



By__________________________
        [Title]